UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Valuation Agreement

On May 11, 2023, effective May 22, 2023, RespireRx Pharmaceuticals Inc. (OTC Pink Market: RSPI) (“RespireRx” and collectively with its subsidiaries, the “Company”) and Viridian Capital Advisors (“VCA”) entered into a letter agreement (“Valuation Agreement”) pursuant to which, VCA will perform the following services (“Services”): (i) review the Company’s intellectual property assets and licensing agreements as they relate to Company’s cannabinoid program, net of any associated liabilities, (ii) review the Company’s financial models and forecasts as they relate to the Company’s cannabinoid program and (iii) prepare the data, analytics and Company valuation report (“Valuation Report”) specifically with respect to the Company’s cannabinoid program. The total fee for the Services is $45,000. The first draft of the Valuation Report is due within three weeks of the effective date of the Agreement which is the date on which a minimum of a $35,000 deposit was made. The Valuation Agreement acknowledges that VCA is an independent contractor. The termination date is defined as six weeks from the effective date or the date on which the payment is made for the final Valuation Report. The Valuation Agreement establishes an understanding that VCA may rely entirely on publicly available information and information provided by the Company, its officers, directors and other Company service providers, advisors and agents. The Valuation Agreement contains confidentiality, indemnification and other provisions.

RespireRx entered this Valuation Agreement as part of the process that began with the establishment of the Company’s currently wholly-owned Australian subsidiary, ResolutionRx Ltd, into which the net assets described above and in the Agreement, namely the cannabinoid program are to be contributed.

The above is a summary of what the Company believes are key the provisions of the Valuation Agreement. A copy of the entirety of the Valuation Agreement between Viridian Capital Advisors and RespireRx Pharmaceuticals Inc. dated May 11, 2023 is filed as Exhibit 10.1 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report of Form 8-K including the copy of the Letter Agreement between Viridian Capital Advisors and RespireRx Pharmaceuticals Inc. dated May 11, 2023 filed as Exhibit 10.1 to such report.

Demand Promissory Note and Warrant Agreements

General

On May 22, 2023, the Company entered into two Demand Promissory Note and Warrant Agreements (“Purchase Agreement(s)), issued two demand promissory notes (“Demand Promissory Notes”) and two warrants (“Warrants”) associated with the Purchase Agreements. Pursuant to the Purchase Agreements, both RespireRx and the investors (“Investors”) made representations to one another including, but not limited to representations by RespireRx as to its the good standing, the authority and enforceability of the Purchase Agreements, non-contravention, litigation, title, intellectual property, and debt for borrowed money and representations by the Investors including, but not limited to the nature of the arrangement being a binding obligation, that the Investors had been advised that the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state laws, that the Investors understand that there are restrictions on transfer, that the Investors have sufficient knowledge of financial and business matters and that the Investors are accredited investors as defined in Rule 501 of Regulation D under the Securities Act. The forms of the Demand Promissory Notes and the Warrants are Exhibits A and Exhibits B to the respective Purchase Agreements.

The Demand Promissory Notes accrue interest at the rate of 10% per annum based on a 365/366 day year, as applicable. Principal and interest are payable on demand of the lenders individually, (each a “Lender”). Accrued unpaid interest is added to principal at the end of the year that principal is unpaid. Payments are applied first to interest and then principal. To secure its obligations under the Notes and to induce the Lenders to extend the loans (“Loan” or “Loans”) to RespireRx (“Borrower”), the Borrower granted, a security interest in and to, all of such Borrower’s right, title and interest in and to all of the property identified in the Notes, provided, that to the extent that any of the Collateral is subject, prior to the date of the Borrower’s Note to a security interest in favor of a third party and the agreement with such third party expressly prohibits any grant of a security interest therein, the Borrower will not be deemed to have a security interest in such Collateral only for so long as such prohibition continues. The terms of the Note(s) are governed by the laws of the State of Delaware, excluding rules related to conflicts of laws.

The Warrant(s) are exercisable in whole or in part at any time from the issuance date (May 22, 2023) to the expiration date which is five years from the initial exercise date. The exercise price is $$0.0015 per share of RespireRx’s common stock, par value $0.001 (“Common Stock”). The Warrant(s) may be exercised by cashless exercise in accordance with a formula described in the Warrant. The number of shares of Common Stock into which the Warrant(s) may exercise and the exercise price may be adjusted for capital reorganizations or reclassifications such as stock splits, reverse stock splits, stock dividends and similar capital reorganizations or reclassifications. The Warrant(s) and the shares of Common Stock in which the Warrant(s) may be exercised are subject to transfer restrictions. Certain representations were made by the Warrant holders.

Arnold Lippa Family Trust of 2007 and Marc M. Radin

One Purchase Agreement is with the Arnold Lippa Family Trust of 2007 and identified a $225,000 loan in the form of a Demand Promissory Note and a Warrant exercisable into 75,000,000 shares of RespireRx Common Stock.

Marc M. Radin

The other Purchase Agreement was with Marc M. Radin, the Company’s controller, and identified a $25,000 loan in the form of a Demand Promissory Note and a Warrant exercisable into 8,333,333 shares of the RespireRx’s Common Stock.

The above are summaries of what the Company believes are key the provisions of the Purchase Agreement(s), the Demand Promissory Note(s) and the Warrant(s). A copy of the entirety of each is filed as Exhibits 10.2-10.7 to this Current Report on Form 8-K. The above summary is qualified in its entirety by this Current Report on Form 8-K including the copy of the Purchase Agreements, the Demand Promissory Notes and the Warrants between the Arnold Lippa Family Trust of 2007 on the one hand and Marc M. Radin on the other hand and RespireRx Pharmaceuticals Inc. dated May 22, 2023 filed as Exhibits 10.2-10.7 to such report.

Item 7.01 Regulation FD Disclosure.

ResolutionRx Letter of Intent with Cantheon Capital

On May 18, 2023, the Company’s wholly-owned Australian unlisted public subsidiary, ResolutionRx Ltd entered into a letter of intent (“Cantheon Letter of Intent” or “Cantheon LOI” or “Cantheon Term Sheet”) with Cantheon Capital (“Cantheon”).

The terms of the Cantheon Letter of Intent are binding, subject only to, (i) satisfactory completion of definitive documents substantially consistent with the terms of the Cantheon Term Sheet, (ii) satisfactory completion of due diligence, (iii) the iNGENu services agreement (described below) is valid and enforceable by all parties and (iv) the development and commercialization rights to the RespireRx cannabinoid program have been sub-licensed, licensed, assigned, transferred or otherwise made available to ResolutionRx.

Under the terms of the Cantheon Term Sheet, Cantheon intends to invest US$3,125,000 to purchase ResolutionRx Series A Preference Shares (“Series A Shares”), an Australian preferred security. The Certificate of Designation of Series A Shares is Schedule I to Exhibit 99.1 of the RespireRx Current Report on Form 8-K, filed with the US Securities and Exchange Commission on May 5, 2023 (file no. 1-16467). The investment will be made in tranches during the course of the research and development (“R&D”), with each tranche equal to 25% of ResolutionRx approved invoices rendered by ResolutionRx’s contract research organization (“CRO”) for clinical trial services and costs. The use of proceeds from the Cantheon investment will be limited to clinical trials R&D.

The securities offering to Cantheon will be pursuant to a U.S. private placement, exempt from registration under the securities laws, rules and regulations of the United States and the various states of the U.S. and will be undertaken by ResolutionRx with the intention of being part of, but not limited to a larger financing of Series A Preference Shares in Australia and possibly elsewhere. The use of proceeds from other investors will not be limited to costs of clinical trials.

The issuance price on a per Series A Share basis, shall be 90% of the per Series A Share value in the Valuation Report of the cannabinoid program, net of any associated liabilities described above, with a maximum value of US$25 million, 90% of which would be US$22.5 million for the purposes of determining the initial price of US$0.90 per Series A Share and is subject to downward, but not upward adjustment based on the actual value in the Valuation Report.

Cantheon will also receive an origination fee of 1% paid in Series A Shares.

The Series A Shares are convertible. Conversion shall at all times be paid with Ordinary Shares and not in cash. The Series A Shares are subject to a mandatory and automatic conversion the day before an initial public offering (“IPO”), or if an IPO has not occurred within eighteen months of the anniversary date of the services agreement with iNGENu, on the third such anniversary or upon the occurrence of certain corporate events, such as, but not limited to a merger with or acquisition by another entity, sale of control of ResolutionRx or sale of substantially all of the assets of the ResolutonRx.

ResolutionRx represented that it will reasonably endeavour to ensure that the Ordinary Shares will be listed for trading on the Australian Securities Exchange (“ASX”) within eighteen months of the anniversary date of the services agreement with iNGENu. Such listing will be either by IPO, backdoor (shell merger) or direct listing or another mutually agreed method.

In the Cantheon LOI, ResolutionRx represented that it will incur approximately US$16,530,571 of R&D costs during the performance of R&D which is expected to occur over approximately two and a half years.

A ResolutionRx capitalization table was attached to the Cantheon Term Sheet as Exhibit A.

A press release related to the Cantheon Term Sheet that was jointly released by RespireRx and ResolutionRx on May 24, 2023 is furnished, and not filed as Exhibit 99.1 to this Current Report on Form 8-K.

The above is a summary of what the Company believes are key the provisions of the Cantheon LOI. A copy of the press release related to the Cantheon Letter of Intent is furnished, not filed as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the entirety of the Letter of Intent between ResolutionRx and Cantheon Capital dated May 18, 2023 is furnished, not filed as Exhibit 99.2 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report of Form 8-K including the copy of the Letter of Intent between ResolutionRx and Cantheon Capital dated May 18, 2023 furnished, not filed as Exhibit 99.2 to such report.

ResolutionRx Ltd Capital Raising Mandate with PrimaryMarkets Pty Limited

On May 22, 2023, ResolutionRx and PrimaryMarkets Pty Limited (“PrimaryMarkets”) entered into a capital raising mandate (“Mandate”) pursuant to which PrimaryMarkets was appointed as non-exclusive advisor to undertake a fund raising for ResolutionRx.

PrimaryMarkets provides a secure and controlled online Platform which has the following features:

● Dedicated ResolutionRx Capital Raising Page: ResolutionRx will have a dedicated portal to provide information and data which includes e.g. company information, history, product offerings, announcements, investor presentations, financial reports, research notes and videos etc.

● Featured Offering: PrimaryMarkets will promote ResolutionRx raising as a Featured Listing on PrimaryMarkets Platform.

● Marketing Communication: PrimaryMarkets will push communications out to its 110,000+ global Investor Network via regular eDMs (generally distributed twice weekly) as well as the Company being prominently positioned on the PrimaryMarkets Platform.

● Targeted Investors: PrimaryMarkets can create specific campaigns accessing PrimaryMarkets’ institutional, accredited, wholesale and professional global/local Investor Network.

● Dedicated Customer Support: Online assistance from PrimaryMarkets’ dedicated client managers to help facilitate the capital raising.

ResolutionRx will pay to PrimaryMarkets: (i) a one-time fee of AU$10,000 (approximately US$6,660, based on an estimate of an exchange rate of US$1 = AU$1.50229 on May 22, 2023) plus goods and services tax (“GST”) and (ii) a success fee of 6% plus GST.

The Mandate is for a minimum of three months and thereafter may be terminated by either party upon 7 days written notice.

The provisions of the Mandate are also governed by the Platform Trading Rules as published by PrimaryMarkets on its website. In the event of any inconsistency between the provisions of the Mandate and the Platform Trading Rules, the provisions of the Mandate shall prevail.

The above is a summary of what the Company believes are key the provisions of the Mandate. A copy of the Mandate is furnished, not filed as Exhibit 99.3 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report on Form 8-K including the copy of the Mandate furnished, not filed as Exhibit 99.3 to such report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	Letter Agreement between Viridian Capital Advisors and RespireRx Pharmaceuticals Inc. dated May 11, 2023
10.2*	RespireRx Demand Promissory Note and Warrant Purchase Agreement Arnold Lippa Family Trust of 2007 dated May 22, 2023
10.3*	RespireRx-Arnold Lippa Family Trust of 2007 Demand Promissory Note dated May 22, 2023
10.4*	RespireRx-Arnold Lippa Family Trust of 2007 Warrant dated May 22, 2023
10.5*	RespireRx Demand Promissory Note and Warrant Purchase Agreement Marc M. Radin PC dated May 22, 2023
10.6*	RespireRx-Marc M. Radin PC Demand Promissory Note dated May 22, 2023
10.7*	RespireRx-Marc M. Radin PC Warrant dated May 22, 2023
99.1**	ResolutionRx and RespireRx joint press release-Cantheon Letter of Intent Press Release
99.2**	ResolutionRx and Cantheon Letter of Intent-Term Sheet dated May 18, 2023 with Exhibit A- Capitalization Table
99.3**	ResolutionRx -Primary Markets Capital Raising Mandate dated 22 May 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2023	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer